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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                     September 11, 1998 (September 1, 1998)

                         KATZ DIGITAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                      0-27934               13-3871120
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification No.)




         Twenty-One Penn Plaza
          New York, New York                                        10001
         (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (212) 594-4800
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ITEM 5.           OTHER EVENTS

         A. On September 1, 1998, Katz Digital Technologies, Inc. (the "Registrant"), Photobition Group PLC ("Photobition") and KDT Acquisition Corp. ("KDTA") entered into an Agreement and Plan of Merger (the "Merger Agreement") that provides for the merger of KDTA into the Registrant, upon the terms and subject to the conditions set forth therein (the "Merger"). Subject to and upon effectiveness of the Merger, the Registrant, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Photobition, and:

            (i) except as noted below, each holder of shares of the Registrant's common stock, par value $.001 per share (the "Common Stock"), outstanding at the time of effectiveness of the Merger (the "Effective Time") will become entitled to receive in respect of each such share cash in an amount (the "Share Price") equal to the quotient obtained by dividing (a) the sum of (1) $47 million and
(2) the total of the exercise prices that would be payable, and the face value of convertible securities that would be converted, by the holders of all Vested Options (as defined below) to acquire shares of Common Stock pursuant to such Vested Options at the Effective Time, by (b) the sum of the number of shares of Common Stock outstanding and the number of shares of Common Stock subject to Vested Options at the Effective Time; and

            (ii) each holder of an Option (as defined below) at the Effective Time will become entitled to receive in respect of the share of Common Stock subject to such Option cash in an amount equal to the excess of (a) the Share Price over (b) the exercise price that would be payable, or the face value of the convertible security that would be converted, by the holder of such Option to acquire such share of Common Stock pursuant to such Option at the Effective Time.

For these purposes, "Option" means a convertible security, option, warrant or other right to purchase or otherwise acquire a share of Common Stock granted or issued pursuant to certain Company Option Plans (as defined in the Merger Agreement) or otherwise specified in the Merger Agreement, and "Vested Option" means any Option that is vested in and exercisable by the holder thereof at the Effective Time. Notwithstanding the foregoing, (1) any shares of Common Stock owned directly or indirectly by the Registrant or beneficially owned by Photobition or KDTA at the Effective Time will be cancelled at such time and no payment of the Share Price will be required to be made with respect thereto;
and (2) each holder of Dissenting Shares (as defined in the Merger Agreement) who asserts and perfects its appraisal rights under Section 262 of the Delaware General Corporation Law (and who is eligible under such Section to do so and who complies with the procedures and conditions set forth therein) will not become entitled to receive the Share Price in respect of such shares, but will become entitled instead only to receive the fair value of such shares determined in accordance with such Section.

         B. Under the Merger Agreement, the closing of the Merger (the "Closing") is subject to several conditions, including, among others, the approval of the Merger Agreement and the Merger by the Registrant's stockholders in accordance with the Delaware


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General Corporation Law; the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the absence of any injunction or other order restraining or challenging the Merger or any proceeding by a governmental authority seeking such an injunction or order; and the absence of any material adverse change in the business, operations, affairs, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of the Registrant and its subsidiaries, taken as a whole.

         C. Until the Effective Time (or, if the Merger does not become effective, the termination of the Merger Agreement), under the Merger Agreement:

            (i) the Registrant and its subsidiaries are subject to various restrictions on their business and operations, including a requirement that each of them conducts its business only in the ordinary course of business, and limitations on the ability to make capital expenditures, incur indebtedness, make loans or advances, acquire or dispose of assets, amend its Certificate of Incorporation or By-Laws, hire employees or independent contractors or increase the compensation thereof; and

             (ii) the Registrant may not solicit any proposal for the acquisition of the Registrant or substantially all of its assets from any person other than Photobition or its affiliates (an "Alternative Proposal"), or supply confidential information to, or otherwise negotiate with, any such other person with respect to any such Alternative Proposal; nor may the Registrant or its Board of Directors withdraw its approval or endorsement of the Merger or approve or endorse any Alternative Proposal, unless (a) such Alternative Proposal is bona fide, in writing and unsolicited, (b) the Registrant's Board of Directors determines in good faith that the Alternative Proposal is reasonably capable of being completed on the terms proposed and would result in a transaction superior to the Merger for the Registrant's stockholders, (c) the Registrant's Board of Directors determines that its failure to consider such Alternative Proposal would create a reasonable possibility that it would violate its fiduciary duties to the Registrant's stockholders under applicable law, (d) the Registrant gives to Photobition prior written notice of its actions with respect to such Alternative Proposal, and (e) the Registrant pays the Termination Fee (as defined in the Merger Agreement) described in Section F below.

         D. The Merger Agreement is terminable:

            (i) by mutual consent of the Registrant, Photobition and KDTA;

            (ii) by any party if the Merger Agreement and the Merger is not approved and adopted by the Registrant's stockholders at the special meeting to be held for such purpose (the "Special Meeting");

            (iii) by Photobition and KDTA (a) if the Registrant breaches any material representation, warranty or covenant in the Merger Agreement in any material respect and fails to cure such breach within 30 days after notice of such breach is given to the Registrant


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by Photobition or KDTA, (b) at any time after November 30, 1998, if (1) the
Registrant fails to close even though the conditions precedent to its obligation to close have been satisfied or (2) the conditions precedent to Photobition's and KDTA's obligation to close have not been satisfied (other than by reason of a breach by either of them of any representation, warranty or covenant in the Merger Agreement), or (c) if (1) the Registrant's Board of Directors withdraws its approval or endorsement of the Merger Agreement and the Merger, or approves or endorses any Alternative Proposal, or (2) the Registrant enters into a letter of intent or agreement relating to any such Alternative Proposal; and

            (iv) by the Registrant (a) if Photobition or KDTA breaches any material representation, warranty or covenant in the Merger Agreement in any material respect and fails to cure such breach within 30 days after notice of such breach is given to them by the Registrant, (b) at any time after November 30, 1998, if (1) Photobition fails to close even though the conditions precedent to its obligation to close have been satisfied or (2) the conditions precedent to the Registrant's obligation to close have not been satisfied (other than by reason of a breach by the Registrant of any representation, warranty or covenant in the Merger Agreement), or (c) if the Registrant accepts an Alternative Proposal satisfying conditions (a), (b) and (c) of paragraph C(ii) above (a "Superior Proposal").

         E. Pursuant to the Merger Agreement, Photobition has deposited $2 million in escrow (the "Deposit") which (i) if the Merger becomes effective, will be paid over to the Paying Agent (as defined in the Merger Agreement) and included in the payments to be made to the Registrant's stockholders and holders of Options; (ii) if the Registrant terminates the Merger Agreement pursuant to clause (a) or (b)(1) or (2) (but only if, as to clause (b)(2), the non-satisfaction of the Registrant's closing conditions include a breach in a material respect of a representation, warranty, term, covenant, agreement or condition in the Merger Agreement by Photobition or KDTA) of paragraph D(iv) above), will be paid to the Registrant as liquidated damages; or (iii) if the Merger Agreement is terminated for any other reason provided therein, will be returned to Photobition.

         F. Pursuant to the Merger Agreement, the Registrant has agreed to pay to Photobition a Termination Fee in the amount of $2 million, as liquidated damages, if the Merger Agreement is terminated by Photobition pursuant to clause
(b)(1) or (c) of paragraph D(iii) above, or by the Registrant or Photobition pursuant to paragraph D(ii) above because the Registrant's stockholders subject to the Stockholders' Agreement referred to below fail to vote their respective shares in favor of the Merger at the Special Meeting (provided that the Registrant is not also entitled to terminate the Merger Agreement pursuant to clause (a) or (b) of paragraph D(iv) above). If the Merger Agreement is terminated by the Registrant pursuant to clause (b) of paragraph D(iv) and at such time an Alternative Proposal has been accepted by the Registrant, the Registrant will be required to pay the Termination Fee to Photobition.

         G. Under the Merger Agreement, the maximum liability of the Registrant, on the one hand, or Photobition and KDTA, on the other, is limited to $2 million for any losses,

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damages, expenses or costs arising by reason of any breach of or default under any provision of the Merger Agreement.

         H. Concurrently with entering into the Merger Agreement, the parties thereto also entered into a Stock Option Agreement pursuant to which the Registrant granted to KDTA an option to purchase at an exercise price of $5.125 per share up to an aggregate of 1,012,964 shares of Common Stock (but in no event a number of shares in excess of 19.9% of the number of outstanding shares of Common Stock immediately prior to the time of exercise of the option). The number of shares subject to the option and the exercise price are subject to adjustment in connection with certain recapitalizations or other transactions specified therein. The Registrant also granted certain registration rights to register the shares issuable upon exercise of the option under applicable federal and state securities laws. The option is exercisable only for a one-year period after the Registrant's Board of Directors approves or recommends an Alternative Proposal or the Registrant enters into any agreement with respect to an Alternative Proposal.

         I. Concurrently with the Merger Agreement, Photobition, KDTA and certain stockholders of the Registrant collectively holding of record approximately 46.7% of the number of shares of Common Stock then outstanding entered into a Stockholders Agreement, pursuant to which such stockholders agreed to cause such shares to be voted at the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby, and against any proposal or action that could reasonably be expected to result in a breach by the Company in any material respect of any representation, warranty, covenant or other obligation in the Merger Agreement or to result in any of the conditions precedent to the Merger set forth in the Merger Agreement not being fulfilled.

         J. Also concurrently with the Merger Agreement, Gary Katz, the Company's Chairman and Chief Executive Officer, agreed to indemnify Photobition and KDTA and certain related parties against any damages asserted prior to the first anniversary of the Effective Time arising from (a) the failure of the Financial Statements (as defined in the Merger Agreement) to be, to his knowledge, true, correct and complete in all material respects, but only if the amount of such damages exceeds $10,000, (b) 50% of any broker's or finder's fees payable to certain specified persons, or (c) any legal, investment banking, financial advisor's, broker's or finder's fees, commissions or expenses in connection with the proposed sale of the Registrant (with certain exceptions) in excess of $325,000 in the aggregate; provided, however, that the aggregate amount of indemnification required to be paid pursuant to such agreement shall not exceed $500,000.

         K. It is a condition to the closing of the Merger, that Mr. Katz's employment agreement with the Company be terminated at the Effective Time, and that he enter into a consulting agreement with the Registrant, as the surviving corporation, which will provide for Mr. Katz to serve as a consultant to the Registrant for a one year period after the Effective Time and pursuant to which Mr. Katz will covenant not to engage in certain prohibited activities for a two year period following the termination of his consulting

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engagement. The consulting agreement will also provide for Mr. Katz to be paid, during the term of his consulting engagement, a monthly fee of $41,667, less the amount of certain benefits he receives and the amount of any applicable payroll or withholding taxes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

EXHIBIT
NUMBER                         DESCRIPTION

2.1 Agreement and Plan of Merger dated as of September 1, 1998 among Photobition, KDTA and the Registrant.

2.2      Letter dated September 1, 1998 from Photobition to the Registrant.

2.3 Stock Option Agreement dated as of September 1, 1998 among Photobition, KDTA and the Registrant.

2.4 Stockholders Agreement dated as of September 1, 1998 among Photobition, KDTA and certain stockholders of the Registrant.

2.5 Indemnity Agreement dated as of September 1, 1998 among Photobition, KDTA and Gary Katz.

20.1     Press Release dated September 2, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 11, 1998



                                 KATZ DIGITAL TECHNOLOGIES, INC.



                                 By:      /s/ Donald L. Flamm
                                          -------------------
                                          Donald L. Flamm
                                          Vice President - Finance and
                                          Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION

2.1 Agreement and Plan of Merger dated as of September 1, 1998 among Photobition, KDTA and the Registrant.

2.2      Letter dated September 1, 1998 from Photobition to the Registrant.

2.3 Stock Option Agreement dated as of September 1, 1998 among Photobition, KDTA and the Registrant.

2.4 Stockholders Agreement dated as of September 1, 1998 among Photobition, KDTA and certain stockholders of the Registrant.

2.5 Indemnity Agreement dated as of September 1, 1998 among Photobition, KDTA and Gary Katz.

20.1     Press Release dated September 2, 1998.

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